UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

EDIFY ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-39899	85-3274503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 7th Avenue, Floor 29

New York, NY 10106

(Address of principal executive offices, including zip code)

212-603-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant to acquire one-half of a share of Common Stock	EACPU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001	EAC	The Nasdaq Stock Market LLC
Warrants	EACPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 16, 2024, Edify Acquisition Corp. (the “Company”), received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities (units, ordinary shares, warrants, and rights) would be subject to suspension and delisting from The Nasdaq Capital Market at the opening of business on January 25, 2024 due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement.

The Company intends to timely request a hearing before the Panel to request additional time to complete a business combination. If timely filed, the hearing request will result in a stay of any suspension or delisting action pending the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDIFY ACQUISITION CORP.

Date: January 18, 2024	By:	/s/ Morris Beyda
	Name:	Morris Beyda
	Title:	Chief Financial Officer

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